EXHIBIT 15.4
CONSENT OF GAFFNEY, CLINE & ASSOCIATES

September 11, 2008

CONSENT OF GAFFNEY, CLINE & ASSOCIATES

           As independent reserve engineers for Ecopetrol S.A. (Ecopetrol), Gaffney, Cline & Associates, Inc. (GCA) hereby confirms that it has granted and not withdrawn its consent to the reference to CGA’s review of Ecopetrols reserves as of December 31, 2006 in the form and context disclosed by Ecopetrol in its Registration Statement on Form 20-F to the United States Securities and Exchange Commission for the period ending December 31, 2007 dated September 11, 2008.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/RAWDON J.H. SEAGER
Rawdon J.H. Seager
Projects Director